Exhibit 99.1

In Third Quarter State Street Corporation Saw Less Favorable Market Conditions Than in First Half

    BOSTON--(BUSINESS WIRE)--Oct. 12, 2004--

            Market-Driven Revenues & Expenses Down from Q2;
                 Servicing and Management Fees Steady

    State Street Corporation today announced third-quarter earnings per diluted share of $0.52, or net income of $177 million, on revenue of $1.2 billion. These results compare to earnings per diluted share of $0.60, or net income of $202 million, on revenue of $1.1 billion in the third quarter of last year. Total expenses in the third quarter of 2004 were $906 million compared to $821 million in the year-ago quarter. For the third quarter of 2004, return on stockholders' equity was 11.7%.
    Operating earnings per diluted share for the third quarter were $0.55, down 15% compared to operating earnings per diluted share of $0.65 for the third quarter of 2003 and were down 19%, compared to the second quarter of 2004. Operating results for 2003 have been reduced by $0.01 per diluted share reflecting the impact of the divested Private Asset Management business.
    Operating revenue of $1.2 billion in the third quarter of 2004 was up 6% from the third quarter of 2003, and down 9% from $1.3 billion in the second quarter of 2004 due to the impact of market-driven revenue, primarily related to foreign exchange and securities lending revenue. Operating expenses of $890 million in the third quarter of 2004 were up $109 million, or 14%, from the third quarter of 2003, but down 5% from $937 million in the second quarter. Return on stockholders' equity on an operating basis was 12.3% for the third quarter of 2004.
    Operating revenue for the nine months ended September 30, 2004 was up 15%, from $3.2 billion to $3.7 billion, compared to the same period a year ago and operating earnings per share were up 20%, from $1.58 to $1.90. Operating expenses for same period were $2.7 billion, an increase of 14% from $2.4 billion in the year-ago period.
    Results for the third quarter of 2004 include pretax merger and integration costs of $16 million, or $0.03 per diluted share due to the continuing integration of the Deutsche Bank Global Securities Services business (GSS), acquired in January 2003. Results for the third quarter of 2003 included pretax merger and integration costs of $26 million related to the GSS acquisition, as well as restructuring costs, resulting in a net charge of $0.06 per diluted share. Third quarter 2003 results also included the operating results of the divested Private Asset Management business which was sold in 2003.
    For the nine months ended September 30, 2004, earnings per share of $1.80 compared with $0.82 for the year-ago period on revenues of $3.7 billion in 2004 and $3.2 billion in 2003, an increase of 14%. The 2004 results include $50 million for merger and integration charges or $0.10 per share; in 2003, merger and integration charges, restructuring charges, and other charges total to a charge of $0.80 per share.
    Commenting on the quarter, Ron Logue, State Street's chairman and chief executive officer, said, "While our investment servicing and management fees were up about 15% from the year-ago quarter and were flat with the second quarter of 2004, I am very disappointed with our results this quarter. We saw a sharp decline in foreign exchange, brokerage, and securities lending revenue in the quarter compared to the second quarter due to market activity. We lowered expenses, compared to the second quarter, but not at a significant enough level to offset the decline in these market-driven revenues. We are taking steps to align expenses with revenues, not as a reaction to this quarter's results, but as a conscious effort we began early in July. These changes will not only help us better absorb shifts in market-driven revenue, but more importantly, strategically allocate our resources."
    He concluded, "We continued to win new business, adding a total of sixteen new asset servicing assignments in Europe and eight in Asia/Pacific. State Street Global Advisors had some impressive wins this year, both in Europe and in the US, adding $104 billion in net new business. As we continue to grow, we will continue to look at our business, and find areas where we can either eliminate or combine units to achieve greater efficiency and capitalize on scale. As an initial result, we are in the process of restructuring our business in several areas: we are limiting our near-term investment in wealth manager services, integrating the management of our balance sheet into the Treasury group, combining corporate cash management with securities operations, and exiting the 529 education plan servicing business. As a result of these decisions and some others, we will eliminate about 425 positions, which will save us about $50 million annualized with little impact on revenue. We expect to incur a charge of about $25 million in the fourth quarter. We believe these actions will put us in a better position to achieve improved long-term results."
    State Street is also announcing that it is reactivating its stock purchase program. The company currently has an 8.3 million stock purchase authorization.
    In addition, the company is announcing that it is divesting its remaining high-net-worth investment management business, Bel Air Investment Advisors LLC and is in discussions to sell it back to the partners. The company expects to record pretax charges between $150 and $170 million upon closing which is expected to be completed during the first half of 2005.
    In reporting its financial results, State Street has prepared information in two categories:

    -- "Reported" results are in accordance with generally accepted accounting principles (GAAP).

    -- "Operating" results are reported results for the three- and nine-month periods in 2004 excluding merger and integration costs, and for the three- and nine-month periods in 2003 excluding merger and integration costs, restructuring costs, and the results of a divested business, and for the nine-month period, the loss on the sale of certain real estate and the settlement of a state tax legislation issue. Operating results are presented on a taxable-equivalent basis.

    State Street believes that non-GAAP financial information assists investors and others by providing them with financial information in a format that presents comparable financial trends of ongoing business activities.

    THIRD-QUARTER OPERATING RESULTS VS. YEAR-AGO QUARTER

    Operating revenue of $1.2 billion in the third quarter of 2004 was up from $1.1 billion or 6% from the third quarter of 2003.
    Servicing fees were $568 million, up $63 million or 12%, from $505 million in the year-ago quarter. The increase was attributable to new business from existing and new clients and by higher equity valuations in 2004. Total assets under custody were $9.0 trillion, up 3%, compared with $8.8 trillion in the year-ago quarter.
    Management fees, generated by State Street Global Advisors, were $156 million, up $34 million, or 28%, compared to $122 million in the year-ago quarter. The increase in management fees reflected new business from existing and new clients and higher equity valuations in 2004. Total assets under management were $1.2 trillion, up 28%, compared to $965 billion the previous year.
    Average month-end values for the S&P 500 Index were up 11% from the third quarter of 2003; average month-end values for the MSCI(R) EAFE Index(SM) were up 21%.
    Securities lending revenue was $48 million in the quarter, compared to $61 million in the year-ago quarter, a decrease of 21%. The decrease reflects a short-term pressure on spreads from the recent increases in the target Fed funds rate, partially offset by a 22% increase in volume of securities on loan.
    Foreign exchange trading revenue was $75 million for the quarter, compared to $101 million in the year-ago quarter, a decline of 26%. The decline was attributable to lower volatilities, lower cross-border investment activities by our clients and changes in mix.
    Brokerage fees were $31 million in the quarter, compared to $28 million in the year-ago quarter, up 11%.
    Net interest revenue was $223 million, up $7 million or 3% from $216 million in the year-ago quarter. This increase was attributed to an increase in balance sheet size, offset largely by recent increases in the target Fed funds rate.
    Operating expenses of $890 million in the third quarter of 2004 were up $109 million or 14% from the third quarter of 2003. Salaries and benefits expenses increased $72 million to $474 million, driven in part by an increase in incentive compensation due to the 20% increase in year-to-date performance. Merit increases and benefits costs also contributed to the increase. Higher expenses also included an increase of $16 million in transaction processing services, due to higher volume-driven expenses, and an increase of $29 million in other expense driven primarily by increased professional services expenses needed to support growth initiatives and compliance requirements.
    The effective tax rate in the third quarter of 2004 was 34%, compared to 34% in the third quarter of 2003.

    THIRD-QUARTER RESULTS VS. SECOND QUARTER

    On a reported basis, third-quarter net income per diluted share of $0.52, which included $16 million, or $0.03 per diluted share of merger and integration charges, was down 20% compared to second quarter net income per diluted share of $0.65, which included $16 million, or $0.03 per diluted share of merger and integration charges. Total revenue in the third quarter of $1.2 billion was down 9% versus $1.3 billion in the second quarter. Total expenses in the third quarter of $906 million were down 5% or $47 million compared to $953 million in the second quarter.
    On an operating basis, third-quarter net income per diluted share was $0.55 compared to second quarter net income per diluted share of $0.68. Revenue decreased 9% to $1.2 billion from $1.3 billion and expenses decreased 5% to $890 million from $937 million.

    GSS ACQUISITION UPDATE

    On an operating basis, State Street's 2004 third-quarter results included $0.04 earnings per share, after finance charges, on revenues of $146 million and expenses of $114 million, which includes "out-of-scope" GSS business. For the nine months ended September 30, 2004, operating earnings per diluted share totaled $0.08. Based on current estimates, State Street now believes that the total GSS business will contribute between $0.08 to $0.10 in operating earnings per diluted share for 2004.

    INVESTOR CONFERENCE CALL

    State Street will webcast an investor conference call today, Tuesday, October 12, 2004, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2617 (confirmation code 286996). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230 (confirmation code 286996), beginning at 2:00 PM today. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."

    State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading. With $9.0 trillion in assets under custody and $1.2 trillion in assets under management, State Street operates in 24 countries and more than 100 markets worldwide and employs 20,000 people worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

    This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street's business mix, the dynamics of markets State Street serves, and State Street's success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2003 annual report and subsequent SEC filings. State Street encourages investors to read the Corporation's annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, October 12, 2004, and the Corporation will not undertake efforts to revise those forward-looking statements to reflect events after this date.



                       STATE STREET CORPORATION
                      Addendum Earnings Digest(1)

             (Dollars in millions, except per share data)

                                       Quarter ended September 30,
                                 -------------------------------------
                                      2004        2003       % Change
                                 ----------   ---------    -----------

Revenue                             $1,174      $1,126              4
Earnings                               177         202            (12)
Diluted earnings per share             .52         .60            (13)


                                      Nine months ended September 30,
                                 -------------------------------------
                                      2004        2003       % Change
                                 ----------   ---------    -----------

Revenue                             $3,680      $3,228             14
Earnings                               614         275            123
Diluted earnings per share            1.80         .82            120


----------------------------------------------------------------------

(1) Information presented in accordance with accounting principles generally accepted in the United States



                       STATE STREET CORPORATION
                Addendum Selected Financial Information

I.  CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH
    ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

                        Reported Results           Reported Results
                         Quarter ended            Nine months ended
                           Sept. 30,                   Sept. 30,
                   ------------------------- -------------------------

   (Dollars in
    millions,
    except per
    share data)         2004         2003         2004         2003
   --------------- ----------   ------------ ----------   ------------
   Fee Revenue:
   Servicing fees  $     568    $     505    $   1,693    $   1,425
   Management fees       156          141          456          396
   Global
    securities
    lending               48           61          201          192
   Foreign
    exchange
    trading               75          101          309          276
   Brokerage fees         31           28          112           85
   Processing fees
    and other             83           92          248          225
                   ----------   ------------ ----------   ------------
   Total Fee
    Revenue              961          928        3,019        2,599

   Net Interest Revenue:
   Interest revenue      463          364        1,255        1,162
   Interest expense      250          161          613          562
                   ----------   ------------ ----------   ------------

   Net interest revenue  213          203          642          600
   Provision for
    loan losses            -            -            -            -
                   ----------   ------------ ----------   ------------
   Net interest
    revenue after
    provision for
    loan losses          213          203          642          600

   Gains on the
    sales of
    available-for-
    sale investment
    securities, net        -           (5)          19           29
                   ----------   ------------ ----------   ------------
   Total Revenue       1,174        1,126        3,680        3,228

   Operating Expenses:
   Salaries and
    employee
    benefits             474          407        1,446        1,294
   Information
    systems and
    communications       127          140          396          410
   Transaction
    processing
    services              95           80          294          231
   Occupancy              88           84          262          231
   Merger and
    integration
    costs                 16           26           50           81
   Restructuring
    costs                  -            3            -          295
   Other                 106           81          319          252
                   ----------   ------------ ----------   ------------
   Total operating
    expenses             906          821        2,767        2,794
                   ----------   ------------ ----------   ------------
   Income before
    income taxes         268          305          913          434
   Income taxes           91          103          299          159
                   ----------   ------------ ----------   ------------
   Net Income      $     177    $     202    $     614    $     275
                   ==========   ============ ==========   ============
   Earnings Per
    Share:
   Basic           $     .52    $     .61    $    1.83    $     .83
   Diluted               .52          .60         1.80          .82

   Average Shares Outstanding
    (in thousands):
        Basic        335,626      332,246      335,065      331,056
        Diluted      339,348      336,568      340,529      334,160

   Return on equity     11.7  %      12.0  %      13.8  %       8.7  %

   Cash dividends
    declared per
    share          $     .16    $     .14    $     .47    $     .41


II. OTHER SELECTED FINANCIAL INFORMATION

                     As of September 30,
                   -----------------------
   (Dollars in
    millions, except
    per share data
    or where
    otherwise
    indicated)          2004         2003
   ----------------- --------   -----------

   Assets under
    custody
    (in billions)  $   9,000    $   8,752
   Assets under
    management
    (in billions)      1,236          965

   Total assets    $ 100,527    $  81,776
   Long-term debt      2,436        2,151
   Stockholders'
    equity             6,151        5,244

   Closing price
    per share of
    common stock   $   42.71    $   45.00



              STATE STREET CORPORATION
      Addendum Selected Financial Information

II. SUPPLEMENTAL INCOME STATEMENT INFORMATION - RECONCILIATION OF
    OPERATING RESULTS

                                 Reconciliation of Financial Results
                                         (Dollars in millions)

                                     Quarter ended September 30,
                                    ------------------------------
                                   Operating              Reported
                                     Results       Other   Results
                                    ---------   --------- --------
Fee Revenue:
Servicing fees                    $      568              $   568
Management fees                          156                  156
Global securities lending                 48                   48
Foreign exchange trading                  75                   75
Brokerage fees                            31                   31
Processing fees and other                 83                   83
                                    ---------             --------
Total fee revenue                        961                  961

Net Interest Revenue:
Net Interest Revenue                     223  $   (10)(1)     213
Provision for loan losses                  -        -           -
                                    ---------   --------- --------
Net interest revenue after
 provision for loan losses               223      (10)        213

Gains on the sales of available-
 for-sale investment securities,
 net                                       -        -           -
                                    ---------   --------- --------
Total Revenue                          1,184      (10)      1,174

Operating Expenses:
Salaries and employee benefits           474        -         474
Information systems and
 communications                          127        -         127
Transaction processing services           95        -          95
Occupancy                                 88        -          88
Merger and integration costs               -       16 (2)      16
Other                                    106        -         106
                                    ---------   --------- --------
Total operating expenses                 890       16         906
                                    ---------   --------- --------
Income before income taxes               294      (26)        268
Income taxes                              96       (5)(3)      91
Taxable-equivalent adjustment             10      (10)(1)       -
                                    ---------   --------- --------
Net Income                        $      188  $   (11)    $   177
                                    =========   ========= ========

Diluted Earnings Per Share        $      .55  $  (.03)  $     .52

Average Diluted Shares (in
 thousands)                          339,348              339,348

Return on equity                        12.3%                11.7%

Notes:

Reported results agree with the Corporation's Consolidated
Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.

(2) Merger and integration costs associated with the acquisition of the GSS business.

(3) Reflects the tax benefit associated with the merger and integration costs.



                       STATE STREET CORPORATION
                Addendum Selected Financial Information

II. SUPPLEMENTAL INCOME STATEMENT INFORMATION - RECONCILIATION OF
    OPERATING RESULTS

                                  Reconciliation of Financial Results

                                        (Dollars in millions)
                                     Nine months ended September 30,
                                    -------------------------------
                                    Operating             Reported
                                      Results    Other     Results
                                    ---------   --------- --------
Fee Revenue:
Servicing fees                     $    1,693             $  1,693
Management fees                           456                  456
Global securities lending                 201                  201
Foreign exchange trading                  309                  309
Brokerage fees                            112                  112
Processing fees and other                 248                  248
                                    ---------             --------
Total fee revenue                       3,019                3,019

Net Interest Revenue:
Net Interest Revenue                      675  $  (33)(1)      642
Provision for loan losses                   -       -            -
                                    ---------   --------- --------
Net interest revenue after
 provision for loan losses                675      (33)        642

Gains on the sales of available-for-
 sale investment securities, net           19        -          19
                                    ---------   --------- --------
Total Revenue                           3,713      (33)      3,680

Operating Expenses:
Salaries and employee benefits          1,446        -       1,446
Information systems and
 communications                           396        -         396
Transaction processing services           294        -         294
Occupancy                                 262        -         262
Merger and integration costs                -       50 (2)      50
Other                                     319        -         319
                                    ---------    --------- --------
Total operating expenses                2,717       50       2,767
                                    ---------    --------- --------
Income before income taxes                996      (83)        913
Income taxes                              316      (17)(3)     299
Taxable-equivalent adjustment              33      (33)(1)       -
                                    ---------   --------- --------
Net Income                         $      647   $  (33)   $    614
                                    =========   ========= ========

Diluted Earnings Per Share         $     1.90  $ (.10)    $   1.80

Average Diluted Shares (in
 thousands)                           340,529              340,529

Return on equity                         14.5%                13.8%

Notes:

Reported results agree with the Corporation's
 Consolidated Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.

(2) Merger and integration costs associated with the acquisition of the GSS business.

(3) Reflects the tax benefit associated with the merger and integration costs.


                       STATE STREET CORPORATION
                Addendum Selected Financial Information

III. SUPPLEMENTAL INCOME STATEMENT INFORMATION -
     RECONCILIATION OF REPORTED RESULTS TO NON-GAAP MEASURES

                                     Income   Income
                               Total Before      Tax         Earnings
                     Total Operating Income  Expense     Net      Per
                   Revenue  Expenses  Taxes (Benefit) Income    Share
                   ------- --------- ------ --------- ------ --------
Three months ended
 September 30, 2004

Reported results -
 GAAP              $1,174      $906   $268       $91   $177     $.52

Non-operating
 business activities:
Merger and
 integration costs      -       (16)    16         5     11      .03
                   ------- --------- ------ --------- ------ --------
Total non-operating
 business activities    -       (16)    16         5     11      .03

Taxable-equivalent
 adjustment            10         -     10        10      -        -
                   ------- --------- ------ --------- ------ --------
Operating results  $1,184      $890   $294      $106   $188     $.55
                   ======= ========= ====== ========= ====== ========

Three months ended
 September 30, 2003

Reported results -
 GAAP              $1,126      $821   $305      $103   $202     $.60

Results of the
 divested Private
 Asset Management
 business             (19)      (11)    (8)       (2)    (6)    (.01)

Non-operating
 business activities:
Restructuring costs     -        (3)     3         -      3      .01
Merger and
 integration costs      -       (26)    26         -     26      .05
                   ------- --------- ------ --------- ------ --------
Total non-operating
 business activities    -       (29)    29         -     29      .06

Taxable-equivalent
 adjustment            13         -     13        13      -        -
                   ------- --------- ------ --------- ------ --------
Operating results  $1,120      $781   $339      $114   $225     $.65
                   ======= ========= ====== ========= ====== ========



                       STATE STREET CORPORATION
                Addendum Selected Financial Information

IV. SUPPLEMENTAL INCOME STATEMENT INFORMATION -
    OPERATING RESULTS YEAR OVER YEAR COMPARISON

    Operating results are a non-GAAP measure defined by State Street as reported results presented on a taxable-equivalent basis, adjusted for significant non-operating items and the related tax effects; For 2004, operating results exclude merger and integration costs, and for 2003, exclude the results of a divested business, merger and integration costs, restructuring costs, and for the nine months ended September 30, 2003, settlement of a state tax matter and the loss on sale of certain real estate.

                     Operating Results            Operating Results
                       Quarter ended              Nine months ended
                       September 30,                September 30,
                 ------------------------- --------------------------
(Dollars in millions,
 except per
 share data)      2004   2003(1)  % Change   2004   2003(2)  % Change
                 ------ -------- --------- ------- -------- ---------

Operating Fee Revenue:
Servicing fees    $568     $505      12%   $1,693   $1,425      19%
Management fees    156      122      28       456      341      34
Global securities
 lending            48       61     (21)      201      192       5
Foreign exchange
 trading            75      101     (26)      309      276      12
Brokerage fees      31       28      11       112       85      32
Processing fees
 and other          83       92     (10)      248      237       5
                 ------ --------           ------- --------
Total Operating
 Fee Revenue       961      909       6     3,019    2,556      18

Operating Net Interest Revenue:
Net interest
 revenue           223      216               675      639
Provision for
 loan losses         -        -                 -        -
                 ------ --------           ------- --------
Operating net
 interest revenue after
 provision for
 loan losses       223      216       3       675      639       6
(taxable- equivalent basis)


Gains on the sales of
 available-for-sale
 investment
 securities, net     -       (5)   (100)       19       29     (34)
                 ------ --------           ------- --------
Total Operating
 Revenue         1,184    1,120       6     3,713    3,224      15

Expenses -
 Operating Results:
Salaries and
 employee
 benefits          474      402      18     1,446    1,276      13
Information
 systems and
 communications    127      140      (9)      396      409      (3)
Transaction
 processing
 services           95       79      20       294      230      28
Occupancy           88       83       6       262      227      15
Other              106       77      38       319      242      32
                 ------ --------           ------- --------
Total Expenses -
 Operating Results 890      781      14     2,717    2,384      14
                 ------ --------           ------- --------
Operating Income
 before income
 taxes             294      339     (13)      996      840      19
Income taxes        96      107               316      272
Taxable-
 equivalent
 adjustment         10       13                33       39
                 ------ --------           ------- --------
Net Operating
 Income           $188     $219     (14)     $647     $529      22
                 ====== ========           ======= ========

 Diluted Operating
  Earnings Per
  Share           $.55     $.65     (15)    $1.90    $1.58      20


Notes:

(1) Reflects restatement of previously issued operating-basis supplemental financial information to exclude the results of the divested Private Asset Management business, including $19 million of revenue, $11 million of expenses and $.01 in diluted operating earnings per share.

(2) Reflects restatement of previously issued operating-basis supplemental financial information to exclude the results of the divested Private Asset Management business, including $56 million of revenue, $34 million of expenses and $.04 in diluted operating earnings per share.



                       STATE STREET CORPORATION
                Addendum Selected Financial Information

IV. SUPPLEMENTAL INCOME STATEMENT INFORMATION -
    OPERATING RESULTS QUARTER OVER QUARTER COMPARISON

    Operating results are a non-GAAP measure defined by State Street as reported results presented on a taxable-equivalent basis, and in 2004, excluding merger and integration costs and the related tax effects of such costs.

                                              Operating Results
                                                Quarter ended
                                        -----------------------------
(Dollars in millions, except per share   Sept. 30, June 30,
 data)                                       2004     2004  % Change
                                        ---------- -------- ---------

Operating Fee Revenue:
Servicing fees                               $568     $570       -  %
Management fees                               156      153       2
Global securities lending                      48       89     (46)
Foreign exchange trading                       75      116     (35)
Brokerage fees                                 31       36     (14)
Processing fees and other                      83       81       2
                                        ---------- --------
  Total Operating Fee Revenue                 961    1,045      (8)

Operating Net Interest Revenue:
Net interest revenue                          223      238
Provision for loan losses                       -        -
                                        ---------- --------
  Operating net interest revenue after
   provision for loan losses                  223      238      (6)
   (taxable-equivalent basis)

Gains on the sales of available-for-
 sale investment securities, net                -       16    (100)
                                        ---------- --------
  Total Operating Revenue                   1,184    1,299      (9)

Expenses - Operating Results:
Salaries and employee benefits                474      510      (7)
Information systems and communications        127      130      (2)
Transaction processing services                95      103      (8)
Occupancy                                      88       84       5
Other                                         106      110      (4)
                                        ---------- --------
  Total Expenses - Operating Results          890      937      (5)
                                        ---------- --------
  Operating Income before income taxes        294      362     (19)
Income taxes                                   96      119
Taxable-equivalent adjustment                  10       12
                                        ---------- --------
  Net Operating Income                       $188     $231     (19)
                                        ========== ========

Diluted Operating Earnings Per Share         $.55     $.68     (19)



                       STATE STREET CORPORATION
                Addendum Selected Financial Information

V. CONSOLIDATED STATEMENT OF CONDITION

                                 Sept. 30,     Dec. 31,    Sept. 30,
(Dollars in millions)                2004         2003         2003
                               ------------- ------------ ------------
Assets
Cash and due from banks            $  6,058      $ 3,376      $ 1,691
Interest-bearing deposits with
 banks                               30,392       21,738       22,333
Securities purchased under
 resale agreements                   10,378        9,447        8,737
Federal funds sold                    2,700          104            -
Trading account assets                  673          405        1,059
Investment securities                36,818       38,215       32,364
Loans (less allowance of $36,
 $61 and $61)                         5,512        4,960        6,168
Premises and equipment                1,431        1,212        1,154
Accrued income receivable             1,085        1,015        1,010
Goodwill                              1,462        1,326        1,301
Other intangible assets                 466          525          508
Other assets                          3,552        5,211        5,451
                               ------------- ------------ ------------
  Total Assets                     $100,527      $87,534      $81,776
                               ============= ============ ============

Liabilities

Deposits:
Noninterest-bearing                $  9,793      $ 7,893      $10,690
Interest-bearing -- U.S.              6,093        5,062        3,746
Interest-bearing -- Non-U.S.         42,043       34,561       28,722
                               ------------- ------------ ------------
Total Deposits                       57,929       47,516       43,158

Securities sold under
 repurchase agreements               20,702       22,806       21,895
Federal funds purchased               5,500        1,019        1,778
Other short-term borrowings           1,881        1,437        1,842
Accrued taxes and other
 expenses                             2,513        2,424        2,199
Other liabilities                     3,415        4,363        3,509
Long-term debt                        2,436        2,222        2,151
                               ------------- ------------ ------------
  Total Liabilities                  94,376       81,787       76,532

Stockholders' Equity
Preferred stock, no par:
 authorized 3,500,000; issued
 none
Common stock, $1 par:
 authorized 500,000,000;
 issued 337,126,000,
 337,132,000 and 337,135,000            337          337          337
Surplus                                 287          329          336
Retained earnings                     5,463        5,007        4,610
Accumulated other comprehensive
 income                                  86          192          126
Treasury stock at cost (576,000,
 2,658,000 and 3,738,000 shares)        (22)        (118)        (165)
-------------------------------------------- ------------ ------------
  Total Stockholders' Equity          6,151        5,747        5,244
                               ------------- ------------ ------------
  Total Liabilities and
   Stockholders' Equity            $100,527      $87,534      $81,776
                               ============= ============ ============


    CONTACT: State Street Corporation
             Edward J. Resch, 617-664-1110
             or
             Investors:
             Kelley MacDonald, 617-664-3477
             or
             Media:
             Hannah Grove, 617-664-3377